UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026 (March 23, 2026)

The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 23, 2026, Alan S. Armstrong notified The Williams Companies, Inc. (“the Company”) that, effective at the end of the day March 23, 2026, he was resigning from the Company’s Board of Directors (the “Board”) so that he could accept an appointment by Oklahoma Governor Kevin Stitt to serve as a United States Senator representing the State of Oklahoma. On March 24, 2026, Mr. Armstrong was sworn in as a United States Senator. Mr. Armstrong holds the United States Senate seat formerly held by former Senator Markwayne Mullin who was appointed by President Donald J. Trump, and confirmed by the U.S. Senate, to serve as Secretary of the United States Department of Homeland Security.

Mr. Armstrong was the Executive Board Chair and a member of the Board’s Environmental, Health and Safety Committee.

Following Mr. Armstrong’s departure, Stephen W. Bergstrom, Independent Lead Director, and former Chairman of the Board, was elected by the Board to again be the Chairman of the Board, and the Board's size will decrease from 12 to 11 directors.

(e)    In connection with Mr. Armstrong’s appointment as a United States Senator, the Board’s Compensation and Management Development Committee (the “Committee”) approved a modification to each of Mr. Armstrong’s performance-based equity awards originally approved by the Committee in 2024 and 2025. The Committee determined to modify these awards’ vesting provisions such that Mr. Armstrong would not be financially penalized for his public service by accelerating his retirement to March 23, 2026, from his projected retirement date of July 1, 2026. Accordingly, for a retirement prior to July 2026, the numerator to determine the proration of performance-based units under these awards was set to 29 and 17 months, respectively, to give Mr. Armstrong vesting credit for the months April through July 2026. Mr. Armstrong will forfeit and not receive any performance-based equity compensation for any period following July 2026. All other terms of Mr. Armstrong’s original 2024 and 2025 performance-based equity awards, including metrics, targets, performance modifiers, and payment dates, remain as provided in the original awards. Based upon a WMB stock price of $73.60 per share at market close on March 23, 2026 and performance at target, the estimated aggregate value associated with these vesting provision modifications is approximately $2.8 million.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Amended 2024 Performance-Based Restricted Stock Unit Award between The Williams Companies, Inc. and Alan S. Armstrong
10.2	Amended 2025 Performance-Based Restricted Stock Unit Award between The Williams Companies, Inc. and Alan S. Armstrong
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated:	March 26, 2026	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
VP Assistant General Counsel - Corporate Secretary